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                    LINCOLN NATIONAL LIFE INSURANCE COMPANY
                               Law Division 7C03
                              1300 South Clinton
                           Fort Wayne, Indiana 46802


Phone: (219) 455-3018
Fax:   (219) 455-5135

                                                          Exhibit 9

VIA EDGAR
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March 26, 1997

Securities and Exchange Commission
Division of Insurance Management
Office of Insurance Products
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Lincoln National Variable Annuity Account H (American Legacy II) File Nos. 33-27783; 811-5721
     Opinion and Consent of Counsel

Ladies and Gentlemen:

I have recently made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln National Variable Annuity Account H (the "Account"), a segregated account of Lincoln National Life Insurance Company (Lincoln Life), of contributions from a person pursuant to an insurance policy issued in accordance with the prospectus contained in this amended Registration Statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Post-Effective Amendment No. 10 to the Registration Statement on Form N-4.

Very truly yours,


/s/ Jeremy Sachs
Jeremy Sachs
Senior Counsel

JS/sb/A:\SEC2.LTR

Enclosure